EXHIBIT 14.2







                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99485 and No. 333-109074) of Altana Aktiengesellschaft of our report dated March 2, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 20-F.

Frankfurt, Germany
April 21, 2004


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Aktiengesellschaft
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